                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                              GARAN INCORPORATED
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            [LOGO]
                                            , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 2, 2001

                            ------------------------

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of GARAN, INCORPORATED, a Virginia corporation, will be held on March 2, 2001, at 2 o'clock p.m., at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, for the following purposes:

    1. To elect three directors to the Board of Directors for a term of three years each;

    2. To ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2001; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on January 17, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                                                      MARVIN S. ROBINSON

                                                                SECRETARY

New York, New York

January 26, 2001

    PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     [LOGO]

                            [LOGO]
                                            , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garan, Incorporated ("Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on March 2, 2001. The Company's Annual Report for the fiscal year ended September 30, 2000, a Notice of Annual Meeting, and a Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by giving written notice of such revocation to Marvin S. Robinson, Secretary, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118.

    Only holders of Common Stock of record at the close of business on January 17, 2001, are entitled to vote at the meeting. On that date there were 5,081,337 outstanding shares of Common Stock, each share having one vote. Action may be taken at the meeting if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

    The Company's executive offices are located at 350 Fifth Avenue, New York, New York 10118.

    The Company's Annual Report, this Proxy Statement, and the Notice of Annual Meeting and Proxy accompanying this Proxy Statement will be mailed to shareholders on or about January 26, 2001.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Three directors are to be elected at the meeting for a term of three years each. The election of each nominee requires the affirmative vote of the holders of a plurality of the votes cast in person or by proxy. It is intended that votes will be cast pursuant to the Proxies hereby solicited for the nominees named on the next page, each of whom is presently a director of the Company, unless authority to vote for the election of one or more directors shall have been withheld. Votes that are withheld and broker non-votes will not be included in determining the number of votes cast. If at the time of the election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, it is intended that the Proxies will be voted for such substitute nominee or nominees as may be selected by the Nominating Committee of the Board of Directors.

    Pursuant to the Company's By-laws, the Board of Directors has nominated the following persons selected by the Nominating Committee to be elected at the Annual Meeting as directors of the Company:

                                                                                               SERVED AS
                                                                        TERM TO                DIRECTOR
                NAME                       PRINCIPAL OCCUPATION        EXPIRE IN      AGE        SINCE
                ----                       --------------------        ----------   --------   ---------
Rodney Faver........................  Employee (Vice President--         2004             62      1986
                                        Manufacturing) of the
                                        Company
Frank Martucci......................  President, Millcross Fund          2004             53      1993
                                        Management, Inc.
Perry Mullen........................  Retired                            2004             78      1961

    Rodney Faver has occupied a position with the Company for more than the past five fiscal years. Frank Martucci has been the President of Millcross Fund Management, Inc., a private investment company, for more than the past five fiscal years. Perry Mullen occupied a position with the company until his retirement in 1989, and was a Consultant to the Company from 1990 through 1995. He was an officer of the Company from 1961 to 1989.

    Each of the directors named below will continue in office after the Annual Meeting until his term expires in the year indicated:

                                                                                       SERVED AS   SERVED AS
                                                                 TERM                  DIRECTOR     OFFICER
           NAME                   PRINCIPAL OCCUPATION        EXPIRES IN      AGE        SINCE       SINCE
           ----                   --------------------        -----------   --------   ---------   ---------
Stephen J. Donohue.........  Regional Manager/Executive Vice    2003              56      1993
                               President, Capital Factors,
                               Inc.
Jerald Kamiel..............  President (Chief Operating         2003              57      1979        1979
                               Officer) of the Company
Richard A. Lichtenstein....  President, Marathon                2002              47      1989
                               Communications Incorporated
Seymour Lichtenstein.......  Chairman of the Board (Chief       2002              74      1948        1948
                               Executive Officer) of the
                               Company
Marvin S. Robinson.........  Vice President--General            2002              67      1983        1980
                               Counsel and Secretary of the
                               Company; Attorney
William J. Wilson..........  Vice President--Finance and        2003              60      1982        1982
                               Administration of the Company

    Jerald Kamiel, Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson have occupied positions with the Company for more than the past five fiscal years. Stephen J. Donohue has been the Regional Manager/Executive Vice President of Capital Factors, Inc. for more than the past five fiscal years.
Mr. Robinson also has been a practicing attorney for more than the past five fiscal years as a member of Tannenbaum Dubin & Robinson, LLP, the law firm which has been counsel to the Company for more than the last five fiscal years. The Company intends to continue such firm as counsel for the current fiscal year.

Mr. Robinson is also the Secretary of Industri-Matematik International Corp., a NASDAQ listed computer software company which is not engaged in business with the Company. Richard A. Lichtenstein, the son of Seymour Lichtenstein, has been the President and sole shareholder of Marathon Communications Incorporated, a political consulting firm, for more than the past five fiscal years.

    The executive officers of the Company include Messrs. Kamiel, S. Lichtenstein, Robinson, Wilson, and Alexander J. Sistarenik, who has been the Company's Treasurer since 1990. Mr. Sistarenik is 54 years old and has occupied a position with the Company for more than the past five fiscal years.

    It is anticipated that all executive officers will be re-elected after the 2001 Annual Meeting of Shareholders.

    During the fiscal year ended September 30, 2000, the Board of Directors met four times.

COMPENSATION COMMITTEE

    On November 12, 1999, and again on November 13, 2000, the Board re-appointed a Compensation Committee consisting of Messrs. Donohue, Martucci, and Robinson. Among other matters, the Compensation Committee deals with compensation of the principal officers of the Company and selects and/or designates individuals to participate in the Company's stock option plans and restricted stock plan. See "Compensation Committee Report on Executive Compensation" below. The Compensation Committee met informally at various times through and after the end of the 2000 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Robinson, the Vice President--General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, the law firm which is counsel to the Company, was a member of the Compensation Committee during fiscal 2000.

AUDIT COMMITTEE

    On November 12, 1999, and again on November 13, 2000, the Board reappointed an Audit Committee consisting of Messrs. Donohue, Martucci, and Robinson. As set forth in the Audit Committee Charter adopted by the Board on May 8, 2000, a copy of which is annexed as Exhibit A to this Proxy Statement, the function of the Audit Committee is to communicate among, and review the activities of, the Board, the Company's independent auditors, and the Company's management as their respective duties relate to the Company's financial accounting and reporting and its internal controls. Among other matters, the Audit Committee reviews before release the internally prepared quarterly and audited financial statements with management and the auditors, reviews with the auditors their independence and accountability to the Board, and recommends to the Board whether to retain or replace the auditors. The Audit Committee met four times with respect to the 2000 fiscal year.

    Messrs. Donohue and Martucci are "independent" members of the Audit Committee as set forth in Section 121 (A) of the listing standards of the American Stock Exchange. A third "independent" member will replace Mr. Robinson on the Audit Committee prior to June 14, 2001.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors hereby reports to the Board of Directors as follows:

    We have reviewed and discussed each quarterly reviewed and the annual audited financial statements of the Company with the Company's management and independent certified public accountants. We have discussed with the Company's independent certified public accountants the matters required to be discussed by SAS 61. We have received the written disclosures from the independent certified public accountants required by Independence Standards Board Standard No. 1 and have discussed with them their independence.

    We recommend to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities Exchange Commission. We also recommend to the Board of Directors that Citrin Cooperman & Company, LLP be retained as the Company's independent certified public accountants for the fiscal year ending September 30, 2001.

November 13, 2000

                                                                   /s/ STEPHEN J. DONOHUE
                                                            ------------------------------------
                                                                     Stephen J. Donohue

                                                                     /s/ FRANK MARTUCCI
                                                            ------------------------------------
                                                                       Frank Martucci

                                                                   /s/ MARVIN S. ROBINSON
                                                            ------------------------------------
                                                                     Marvin S. Robinson

NOMINATING COMMITTEE

    On November 13, 2000, the Board appointed a Nominating Committee consisting of Messrs. S. Lichtenstein and Robinson to select the management nominees for director. The Nominating Committee met one time. Nominations for directors also may be made by the Company's shareholders in compliance with certain procedures set forth in the Company's By-laws. These procedures include written notice to the Secretary of the Company not less than 45 days prior to the date of the Annual Meeting, provided that if less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made, notice by the shareholder must be delivered not later than the close of business on the 10th day following the earlier of (i) the day on which notice of the date of the Annual Meeting was mailed or (ii) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of the Company's Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and

(2) the number of shares of the Company's Common Stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of January 17, 2001, concerning the Common Stock of the Company beneficially owned by each nominee for director, each director continuing in office, each executive officer, and all officers and directors as a group:

                                                              AMOUNT AND NATURE OF
                                                                   BENEFICIAL
NAME OF BENEFICIAL OWNER                                         OWNERSHIP (1)       PERCENT
                                                              --------------------   --------
Stephen J. Donohue..........................................
Rodney Faver................................................        62,412(2)         1.2
Jerald Kamiel...............................................       160,175(3)         3.1
Richard A. Lichtenstein.....................................        34,022(4)          *
Seymour Lichtenstein........................................       724,550(5)         14.2
Frank Martucci..............................................
Perry Mullen................................................         3,600             *
Marvin S. Robinson..........................................         5,956             *
Alexander J. Sistarenik.....................................        15,680(6)          *
William J. Wilson...........................................        72,425(7)         1.4
All officers and directors as a group (ten persons).........     1,078,820(8)         21.0

------------

*   Less than 1%

(1) Beneficial ownership is based upon 5,081,337 shares of Common Stock outstanding at January 17, 2001. In computing the number of shares beneficially owned and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within 60 days after January 17, 2001, by exercise of options are included.

(2) Includes 22,690 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6).

(3) Includes 20,000 shares subject to options exercisable currently and 44,775 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6).

(4) Includes 2,596 shares owned by Richard A. Lichtenstein's wife and
    1,160 shares held by Richard A. Lichtenstein as custodian for his children.

(5) Includes 65,670 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6), 19,200 shares owned by The Lichtenstein Foundation, Inc., a charitable foundation of which Seymour Lichtenstein is president and a director, 100 shares owned by Seymour Lichtenstein's wife as custodian for their son, 4,012 shares owned by Seymour Lichtenstein's wife, and 12,500 shares subject to options exercisable currently by Seymour Lichtenstein's wife.

(6) Includes 9,880 shares subject to options exercisable currently.

(7) Includes 13,500 shares subject to options exercisable currently and 26,865 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6).

(8) Includes 55,880 shares subject to options exercisable currently.

    Except for Seymour Lichtenstein, whose mailing address is 350 Fifth Avenue, New York, New York 10118, as of January 17, 2001, the Company knows of no beneficial owner of more than 5% of its outstanding shares, except as follows (1):

                                         AMOUNT AND NATURE
                                           OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP         PERCENT
------------------------------------    -------------------    --------
Private Capital Management, Inc.                 877,290(2)      17.3
3003 Tamiami Trail North
Naples, Florida 34103
David A. Dorsky, Karen A. Dorsky,                378,747(3)       7.4
  and Noah P. Dorsky
379 West Broadway
New York, New York 10012
Franklin Resources, Inc.                         355,000(2)       7.0
777 Mariners Island Boulevard
San Mateo, California 94404
Dimensional Fund Advisors, Inc.                  307,942(2)       6.1
1299 Ocean Avenue
Santa Monica, California 90401
Royce & Associates, Inc.                         306,400(2)       6.0
1414 Avenue of the Americas
New York, New York 10019

------------

(1) The information in the table excludes Cede & Company, holder of record on January 17, 2001, in its capacity as nominee for the Depository Trust Company, of 3,476,823 shares, which constitute 68.4% of the outstanding Common Stock.

(2) As described in filings with the Securities and Exchange Commission and supplemented by other information available to the Company, these registered owners are registered investment advisors which hold such shares for the benefit of registered investment companies and other institutional accounts.

(3) David A. Dorsky, Noah P. Dorsky, and Karen A. Dorsky own beneficially 52,318, 71,790, and 20,788 shares, respectively, as to which each has sole dispositive power. As Trustees of certain trusts David A. Dorsky and Noah P. Dorsky share dispositive power over an additional 90,000 shares, and with Karen A. Dorsky as Trustees of certain other trusts and as directors of the Dorsky Foundation they share dispositive power over an additional 143,851 shares.

    Seymour Lichtenstein may be deemed to be a "control person" of the Company as that term is defined by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                                                                      RESTRICTED
                 NAME AND                            ANNUAL COMPENSATION             STOCK AWARDS        ALL OTHER
            PRINCIPAL POSITION                YEAR     BASE SALARY ($)   BONUS ($)      ($)(1)      COMPENSATION ($)(2)
            ------------------                ----     ---------------   ---------   ------------   -------------------
Seymour Lichtenstein(3)...................    2000         550,000        870,000                          45,000
Chairman                                      1999         550,000        820,000      1,756,672           45,000
                                              1998         530,000        670,000                          45,000

Jerald Kamiel.............................    2000         375,000        800,000                           8,930
President                                     1999         375,000        755,000      1,197,731            8,930
                                              1998         345,000        605,000                           8,930

William J. Wilson.........................    2000         225,000        445,000                          19,854
Vice President--                              1999         225,000        415,000        718,639           19,854
Finance and Administration                    1998         205,000        350,000                          10,717

Marvin S. Robinson(4).....................    2000         200,000
Vice President--                              1999         200,000
General Counsel and Secretary                 1998         200,000

Alexander J. Sistarenik...................    2000         170,000        115,000
Treasurer                                     1999         170,000        110,000
                                              1998         160,000        100,000

------------

(1) During fiscal 1999, with the consent of the participants (Messrs. S. Lichtenstein, Kamiel, Wilson, and Rodney Faver, an employee and director of the Company), the Company terminated its Supplemental Executive Retirement Plan ("SERP") effective January 1, 1999, and on May 7, 1999, adopted a Restricted Stock Plan. In lieu of the SERP benefits given up, at the recommendation of the Compensation Committee the Company awarded
    65,670 shares, 44,775 shares, 26,865 shares, and 22,690 shares to Messrs. S. Lichtenstein, Kamiel, Wilson, and Faver, respectively, pursuant to the Restricted Stock Plan. The market value on the date of the award is shown in the foregoing table. The restricted shares vest at the rate of 20% per year commencing May 7, 2000, as long as the recipient is employed by the Company, provided that in the event a participant's employment with the Company is terminated by the Company for cause prior to May 7, 2004, all of such shares shall be forfeited. The vesting will be accelerated on the death or disability of the participant or in the event of a change of control of the Company. The participants are entitled to vote and receive dividends on the restricted shares, and as of September 30, 2000, the value of the restricted shares held by Messrs. S. Lichtenstein, Kamiel, Wilson, and Faver was $1,461,157, $996,244, $597,746, and $504,852, respectively.

(2) All Other Compensation consists of the cost of life insurance paid or to be paid by the Company pursuant to Employment Agreements with the named executive officer which is payable to such executive officer's designated beneficiary. The table excludes compensation payable to the executive officers pursuant to the Company's Retirement Plans including the SERP and the Company's Supplemental Benefit Restoration Plan.

(3) During fiscal 2000, 1999, and 1998, Mr. Lichtenstein's wife received $330,000, $320,000, and $290,000, respectively, in compensation from the Company. Mrs. Lichtenstein has been employed by the Company for the past 30 years and is currently its Vice President--Design.

(4) The salary paid to Mr. Robinson represents part of the fees payable to the law firm, Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member. The aggregate fees paid to such firm, including Mr. Robinson's salary, were $334,410, $320,985, and $310,457 with respect to fiscal 2000, 1999, and 1998, respectively.

                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                      UNDERLYING               VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                                OF FISCAL YEAR END (#)        FISCAL YEAR END ($)(1)
                                              ---------------------------   ---------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                          -----------   -------------   -----------   -------------
Jerald Kamiel...............................    20,000              0         105,000             0
Alexander J. Sistarenik.....................    10,380              0          54,495             0
William J. Wilson...........................    17,000              0          89,250             0

(1) Market value of the underlying securities at fiscal year-end, minus the exercise price.

No stock options were granted to any executive officer during fiscal 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson, all executive officer-directors of the Company, and Rodney Faver, an employee-director of the Company, are parties to Employment Agreements with the Company, which agreements were last amended as of October 1, 2000. The term of the Employment Agreements with Messrs. Faver, Lichtenstein, and Wilson expire on September 30, 2003. The term of Mr. Kamiel's Employment Agreement expires on September 30, 2003, and will be extended each April 1 and October 1 for six months unless either party notifies the other of its or his intention to terminate the Employment Agreement at the end of the then existing term. Mr. Lichtenstein's Employment Agreement provides for a five-year consulting term after the expiration of his full time employment for a consulting fee equal to 66 2/3% of his last annual total compensation as a full time employee. The Employment Agreements provide that each individual shall be compensated at a rate at least equal to his base salary for fiscal 1997, and provide for a death benefit equal to 150% of his annual total compensation at the date of his death. The Employment Agreements also require the Company to provide each of those individuals with specified life insurance benefits. In addition to delineating the duties and responsibilities of the individual, each Employment Agreement provides that if the Company terminates the individual's employment and, as to Mr. Lichtenstein, his consulting arrangement, other than for "cause" as defined in his Employment Agreement, as to Messrs. Faver and Wilson, if his employment term ends and is not renewed, and, as to Mr. Kamiel, if his employment term is not extended,
(a) the individual shall be entitled to receive a multiple of the individual's annual total compensation at the time of termination, (b) the individual shall continue to receive certain fringe benefits for a period specified in his Employment Agreement, and (c) Mr. Kamiel can terminate his employment. The Employment Agreements also provide that each individual has the right to terminate his employment within six months of a "change in control" of the Company, as such term is defined in his Employment Agreement, and, as to Mr. Kamiel, if he is not made chief executive officer of the Company within six months after a vacancy occurs, and receive a lump sum payment equal to
2.99 times his average annual total compensation from the Company over the previous five years. Pursuant to the Employment Agreements, if an individual's employment is terminated by the Company, the Company has the option to invoke certain covenants of non-competition.

COMPENSATION PURSUANT TO RETIREMENT PLANS

    Effective September 28, 1981, the Company adopted three defined benefit pension plans for its employees which provide upon retirement (a) in the case of certain employees, benefits related to an employee's compensation and years of service to the Company and (b) in the case of hourly employees, benefits related to years of service to the Company. Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson are the Trustees of each pension plan. The maximum pension benefit payable to an employee on the Company's management payroll including the executive officers based on 30 years of covered service (subject to limitations set forth in the Internal Revenue Code of 1986, as amended) will equal 45% of the average of his or her 60 highest consecutive months' compensation during the 120 months before the earlier of his or her retiring or attaining the maximum retirement age less an amount equal to 60% of his or her primary Social Security benefit.

    Contributions under the Company's pension plans are computed on an actuarial basis. Although the executive officers other than Seymour Lichtenstein (who, under applicable law, received his pension benefit in September, 1996) are participants in a Company pension plan, the amount of contribution or accrual in respect of a specified person cannot readily be separately calculated by the actuaries for the plans.

    The maximum annual benefits payable pursuant to the Company's pension plans for employees retiring on and after October 1, 1987, were limited by the Tax Reform Act of 1986 to $90,000 subject to increase as provided in that Act and limitations for retirements prior to the Social Security retirement age. (For 2000, the maximum amount was $135,000.) Additional limits imposed by the Revenue Reconciliation Act of 1993 ("RRA 93") affect the benefits payable pursuant to the Company's pension plans after September 30, 1994. The Company adopted, effective April 1, 1989, a Supplemental Executive Retirement Plan ("SERP") for certain executive employees which restored pension benefits limited by the legislation referred to in the two previous sentences and any future legislation. The Company terminated the SERP effective January 1, 1999, and replaced it with the Garan, Incorporated 1999 Restricted Stock Plan (see footnote 1, page 6). The participants in the SERP were Messrs. Faver, Kamiel, S. Lichtenstein, and Wilson, all of whom were granted restricted stock awards under the new plan. The Company purchased annuity contracts to fund substantially all of its obligations to participants in the SERP and reimbursed the participants for the current tax recognition resulting from such purchases. As a result, the restored pension benefit was calculated on an after-tax basis. As a result of RRA 93, the Company adopted, effective January 1, 1995, a Supplemental Benefit Retirement Plan ("SBRP") for all Company employees, excluding the former SERP participants, whose benefits are impacted by such legislation. The SBRP benefits are funded without current tax recognition to the participants, who include Messrs. Robinson and Sistarenik and Mr. S. Lichtenstein's wife.

    The following table is illustrative of the amount of annual retirement benefits based upon compensation payable pursuant to the Company's pension plan on retirement of an employee at age 65:

HIGHEST FIVE-YEAR                    ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION         PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFIT
                                    ----------------------------------------------
                                       15          20          25           30
                                    -------     -------     --------     --------
$100,000........................    $22,500     $30,000     $ 37,500     $ 45,000
 200,000........................     45,000      60,000       75,000       90,000
 300,000........................     67,500      90,000      112,500      135,000*
 400,000........................     90,000     120,000      150,000*     180,000*
 500,000........................    112,500*    150,000*     187,500*     225,000*
 600,000........................    135,000*    180,000*     225,000*     270,000*

------------

    * Pursuant to the Tax Reform Act of 1986, the maximum annual benefit payable pursuant to the Company's pension plan for salaried employees retiring on and after October 1, 1987, is $90,000 subject to increase as provided in that Act. (For 2000, the maximum amount was $135,000.) In addition, that Act provides (a) that the maximum annual benefit may be increased by benefits accrued prior to October 1, 1987, and
      (b) limitations for retirements prior to the Social Security retirement age. The Company's former SERP provided a benefit for certain executive employees equal to the annual retirement benefit described in the first paragraph of this section which is in all cases offset by 60% of a participant's primary Social Security benefit and by the benefit payable under the applicable pension plan. The Company's SBRP provides a benefit for other employees restoring benefits impacted by RRA 93.

      The current years of credited service of the individuals set forth in the table on page 6 are: Jerald Kamiel, 30; Marvin S. Robinson, 19; Alexander J. Sistarenik, 28; and William J. Wilson, 28. The maximum credited service which may be accrued is 30 years.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and representations from certain reporting persons, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph should not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee in making compensation recommendations has been and is to relate the financial interests of the executive officers of Garan, Incorporated ("Company"), including the Company's principal officers, Jerald Kamiel, Seymour Lichtenstein (the Company's Chief Executive Officer), and William J. Wilson, to the operating results of the Company and shareholder value, which are considered to reflect the performance by the executive officers. In evaluating operating results, the Committee takes into account conditions impacting on the Company's operations and growth, and in assessing shareholder value, the Committee primarily takes into account dividends and book value as well as market value.

    The Compensation Committee has continued the Company's policy of maintaining annual base compensation at what the Committee believes are somewhat below competitive levels to permit reliance on bonuses to reflect officer performance, although the Compensation Committee uses total cash compensation (base compensation plus bonus) on a year-to-year basis for comparison with the Company's operating results and shareholder value in the same years. Based upon the foregoing, the Committee recommends an increase in the total cash compensation of Messrs. Kamiel, Lichtenstein, and Wilson in 2000, over their 1999 levels to reflect on a year-to-year basis the level of performance underlying the Company's operating results in the current economic environment, the continued quarterly and extra cash dividends, and the continued increase in book value during 2000.

    The Compensation Committee recommends to the Board of Directors that the Company's principal officers receive bonuses and total cash compensation for fiscal 1999 and base compensation for fiscal 2000 as follows:

                                            2000     2000 TOTAL CASH    2001 BASE
                                           BONUS      COMPENSATION     COMPENSATION
                                          --------   ---------------   ------------
Jerald Kamiel...........................  $800,000     $1,175,000        $375,000
Seymour Lichtenstein....................   870,000      1,420,000         550,000
William J. Wilson.......................   445,000        670,000         225,000

November 13, 2000

                                                 /s/ STEPHEN J. DONOHUE
                                        ----------------------------------------

                                                   Stephen J. Donohue

                                                   /s/ FRANK MARTUCCI
                                        ----------------------------------------

                                                     Frank Martucci

                                                 /s/ MARVIN S. ROBINSON
                                        ----------------------------------------

                                                   Marvin S. Robinson

                               SHAREHOLDER RETURN

    Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the S&P Textiles (Apparel Manufacturers) Index and the AMEX Market Value Index for the period commencing September 30, 1995, and ending September 30, 2000.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
   GARAN, INCORPORATED COMMON STOCK, THE S&P TEXTILES (APPAREL MANUFACTURERS)
                                   INDEX, AND
                          THE AMEX MARKET VALUE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


        Garan, Incorporated                  S&P Textiles  AMEX Market
               Common Stock  (Apparel Manufactured) Index  Value Index
9/1/95               100.00                        100.00       100.00
9/1/96                97.80                        133.40       104.90
9/1/97               137.20                        173.30       132.10
9/1/98               163.50                        116.70       118.80
9/1/99               190.50                         92.00       152.70
9/1/00                129.9                          88.2        188.2

COMPENSATION OF DIRECTORS

    Stephen J. Donohue, Richard A. Lichtenstein, Frank Martucci and Perry Mullen each receives annual compensation of $12,500 plus reimbursement of related travel expenses for his services as a director. Marvin S. Robinson is paid for his services as a director at his usual billing rates for legal services. The directors who are full time employees of the Company (Rodney Faver, Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson) do not receive separate compensation for their services as directors.

                            RATIFICATION OF AUDITORS

    The Board of Directors, acting upon the recommendation of its Audit Committee, has selected, subject to the ratification of shareholders, Citrin Cooperman & Company, LLP to be the Company's independent certified public accountants for the fiscal year ending September 30, 2001. Citrin Cooperman
& Company, LLP and its predecessor has audited the Company's consolidated financial statements for many years, and the Board of Directors considers them well qualified. The selection of Citrin Cooperman & Company, LLP will be ratified if a majority of the votes cast are voted in favor of ratification. Abstentions and broker non-votes will not be treated as votes cast. It is intended that votes pursuant to the Proxies hereby solicited will be cast to ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending
September 30, 2001, unless a Proxy directs otherwise. No member of the firm of Citrin Cooperman & Company, LLP will be present and, accordingly, available to answer questions at the Company's Annual Meeting on March 2, 2001.

                                 OTHER MATTERS

    The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the Proxy holders to vote in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company at its executive offices, 350 Fifth Avenue, New York, New York 10118, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by September 30, 2001. See "Nominating Committee" for a discussion of provisions for shareholder nominations to the Board of Directors.

                       EXPENSE OF SOLICITATION OF PROXIES

    The cost of this solicitation of Proxies will be borne by the Company. The Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone. The Company has engaged D.F. King & Co., Inc. which will provide, among other services, assistance in the solicitation of proxies for a fee of approximately $13,000. The Company reimburses banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

                      By Order of the Board of Directors,

                                                    MARVIN S. ROBINSON

                                                               SECRETARY

New York, New York

January 26, 2001

                                                                       EXHIBIT A

                              GARAN, INCORPORATED
                            AUDIT COMMITTEE CHARTER

    The Board of Directors of Garan, Incorporated ("Company") has adopted this Charter for its Audit Committee ("Committee") effective May 8, 2000.

                                 I. COMPOSITION

    1.1. Pursuant to the By-laws of the Company, the Committee shall be comprised of at least three directors designated by the Board of Directors. Commencing June 14, 2001, all members of the Committee must be "independent" within the meaning of the rules of the American Stock Exchange ("Rules") and shall have the working familiarity with basic finance and accounting practices required by the Rules. At least one member of the Committee shall have accounting or related financial management expertise in compliance with the Rules. One member of the Committee shall be appointed Committee Chairman by the Board of Directors.

                                 II. AUTHORITY

    2.1. The Committee is authorized to carry out the responsibilities set forth in this Charter and any other assignments requested by the Board. The Committee is authorized to retain persons or entities having special competence as necessary to assist the Committee in fulfilling its responsibilities, and the Committee shall have access to the Company's counsel for advice and information.

                                  III. PURPOSE

    3.1. The Committee's function is to communicate among, and review the activities of, the Company's independent accountants and the Company's executive officers as the respective duties of such groups or their constituent members relate to the Company's financial accounting and reporting and its internal controls.

    3.2. The Committee is not intended to be part of the Company's operational or managerial decision making process. The Company's executive officers, and not the Committee or the independent accountants, are responsible for producing the Company's financial statements and reports and for instituting and maintaining its internal controls. The independent accountants are responsible for compliance by the Company with United States generally accepted accounting standards, for attesting to the fair presentation of the Company's financial statements in accordance with United States generally accepted accounting principles ("GAAP"), and for becoming familiar with and commenting upon the adequacy of the Company's internal controls. It is the Committee's task, in all instances within its own limitations, to review these functions of the Company's executive officers and the independent accountants and to report to the Board of Directors with respect thereto.

                                  IV. MEETINGS

    4.1. The Committee shall meet at least four times per year, and as many other times as the Board of Directors, the Committee, or the Committee Chairman deems necessary, which meetings shall include (a) meeting at least once per year with the Company's executive officers and independent accountants separately to discuss the matters referred to in Section V and any other matters that the Committee or either of these groups believes should be discussed privately and (b) meeting with the Company's independent accountants and chief financial officer quarterly to review the Company's financial statements. The Committee may meet in person, by telephone, or in any other manner authorized by the Company's By-laws or by the Board of Directors. The Committee may take action by unanimous written consent.

    4.2. The Committee or the Chairman of the Committee may request that any executive officer of the Company and representatives of the independent accountants, or any or all of them, be present at meetings of the Committee. The Company's counsel shall be available to attend all meetings of the Committee.

    4.3. Minutes of each Committee Meeting are to be prepared and sent to Committee Members, to all other members of the Board of Directors, and to the Secretary of the Company.

                               V. SPECIFIC DUTIES

    5.1. The Committee:

        5.1.1. Shall review with the chief financial officer of the Company and the Company's independent accountants all quarterly and annual financial statements prior to the public release of the Company's earnings and prior to their inclusion in a filing with the Securities and Exchange Commission ("SEC").

        5.1.2. Shall prepare and deliver to the Company for inclusion in the Company's proxy or information statements relating to annual meetings of shareholders at which directors are to be elected (beginning with the 2001 annual meeting) a report of the Committee which complies with the SEC regulations for such reports.

        5.1.3. May inform the Company's independent accountants, executive officers, and all corporate employees that any of them may communicate with the Committee, directly or through its Chairman, at any time with respect to any matters which he or she reasonably believes are related to the Committee's responsibilities.

    5.2. The Committee's duties with respect to the adequacy of the Company's internal controls and financial reporting may include the following:

        5.2.1. Meeting with any of the Company's relevant executive officers and the independent accountants to review: (a) the Company's policies and procedures and the adequacy of internal controls and financial reporting; (b) questionable payments or lapses of internal controls; (c) adequacy and effectiveness of controls over computer-processed financial information; (d) management's use, if any, of corporate assets other than for corporate purposes; (e) the likely impact on the Company's policies and procedures of changes in accounting positions proposed by the Financial Accounting Standards Board ("FASB") or other regulatory bodies; and (f) the methods employed in, and the status of, monitoring compliance with the Company's policies and procedures.

        5.2.2. At or near completion of the annual audit, review with the Company's relevant executive officers and independent accountants the financial results for the fiscal year prior to their release to the public, which review should encompass, among other things: (a) examination of the latest drafts of the Company's financial statements; (b) the determination of whether the Company's executive officers or independent accountants are aware of any material inconsistency or know of any misstatement or omission of material fact in the financial statements, or of any significant transactions encountered in such audit which are not a normal part of the Company's operations; (c) changes in accounting standards or rules promulgated by the FASB, the SEC, or other regulatory bodies that had a material effect on the financial statements; (d) changes during the year, or from year to year, in the accounting standards used by the Company which had a material effect on the financial statements; (e) judgments of the Company's chief financial officer and his or her accounting estimates of significance with respect to matters relevant to the audit such as asset valuations, contingencies, allowances for doubtful receivables, depreciable lives for plant and equipment, amortization periods for intangible assets, accrued taxes, deferred taxes, accrued interconnection and programming costs, accrued copyright charges, self-insurance reserves, and estimates of net operating loss carry forwards; (f) significant adjustments proposed by the independent accountants with respect to such audit; (g) the determination of whether the Company's chief financial officer and independent accountants differed as to the choices of any alternative approaches available under GAAP or any required auditing procedures; (h) the Company's executive officers' consultation, if any, with other accountants about auditing and accounting matters; (i) accounting and auditing issues of significance discussed by the independent accountants with the Company's executive officers prior to retention or renewal of relationship; (j) significant difficulties encountered in performing the audit; (k) significant variances in the financial statements from year to year or period to period; (l) the substance of any significant issues relevant to the audit raised by counsel concerning litigation, contingencies, claims, or assessments; and (m) significant concerns of the independent accountants and whether they believe anything else should be discussed with the Committee that has not yet been raised or covered elsewhere.

        5.2.3. Each Committee member is to be provided with copies of the Company's quarterly reports to shareholders, if any, and Forms 8-K, 10-K, and10-Q, including related financial statements and exhibits where practical, promptly after their mailing or filing. Simultaneously, the Company's chief financial officer shall provide each Committee member with an explanation of any significant matters which affected such report, provided that the Company's chief financial officer is expected to inform the Committee in advance of any proposed significant changes in accounting or financial reporting practices contained in such reports and of any other unusual events that could have a significant impact on such reports.

    5.3. The Committee's duties with respect to the annual audit process, audit scope, post audit review, and evaluation of audit process may include the following:

        5.3.1. Discussing with the independent accountants and approving, before the independent accountants perform a significant portion of the annual audit, the scope and general extent of the independent accountants' audit examination, including their engagement letter, provided that the Committee should be provided by the independent accountants with an explanation of the factors considered by the accountants in determining the audit scope including, among other things, (a) the quality of the internal control structure, (b) other areas to be covered during the audit engagement, and (c) the extent to which the planned audit scope can be relied upon to detect fraud or weakness in internal controls.

        5.3.2. Subsequent to the completion of the audit for the last fiscal year, the Committee should conduct a post-audit review which may include the following: (a) review of the independent accountants' letter report containing observations and recommendations on internal controls (including material weakness conditions and reportable conditions) and other matters noted in the audit and the response thereto and (b) review with the Company's executive officers and the independent accountants any matters relating to the audit that may be of interest to the Committee in fulfilling its obligation to oversee the financial reporting process for which the Company's executive officers are responsible, which review may include, among other matters: (i) the independent accountants' responsibilities under generally accepted auditing standards as described in the engagement letter; (ii) any matters relating to financial reporting; (iii) inquiry of the independent accountants as to whether information contained in the Annual Report to Shareholders containing financial statements for the last fiscal year is consistent with the information reflected in the financial statements contained in the Form 10-K for such year and whether the independent accountants are aware of any material inconsistency or know of any misstatement or omission of material fact in either document;
(iv) evaluate the degree of independence of the independent accountants, including a review of any non-audit services provided to the Company by the independent accountants during the last fiscal year and the fees related thereto; and (v) review the Company's executive officers' representations, if any, given to the independent accountants in connection with the audit and inquire whether the independent accountants encountered any difficulties in obtaining any specific representations.

    5.4. The Committee may evaluate the audit process as follows:

        5.4.1. By obtaining from the independent accountants (a) an evaluation of the cooperation received by the independent accountants from the Company's executive officers during the audit examination for the last fiscal year including the independent accountants' access to all requested records, data, and information and (b) an evaluation of the quality of the Company's financial and accounting staff and the adequacy of its staffing.

        5.4.2. By obtaining from the Company's executive officers an evaluation of the competence of the independent accountants and the adequacy of their staffing.

    5.5. The Chairman of the Committee or a delegated member of the Committee shall provide an oral report at each Board of Director's meeting on the deliberations, conclusions, and recommendations of, and the actions taken by, the Committee since the last Board of Director's meeting.

                          VI. INDEPENDENT ACCOUNTANTS

    6.1. The Committee shall discuss and review with the Company's independent accountants their ultimate accountability to the Board of Directors and the Committee.

    6.2. The Committee shall insure that the independent accountants submit to the Committee on a periodic basis a formal written statement (a) setting forth all relationships between the independent accountants and their related entities and the Company and its related entities, and (b) confirming that in their professional judgment the independent accountants are independent of the Company within the securities laws and regulations administered by the SEC. The Committee shall discuss with the independent accountants their independence and recommend to the Board of Directors that it take such action as may be required to satisfy itself of the independence of the independent accountants.

    6.3. The Committee shall recommend to the Board of Directors whether to retain or replace the independent accountants and shall conduct, with specified executive officers of the Company, the search process in the event the independent accountants are to be replaced.

    6.4. The Committee shall review the independent accountants' fees negotiated by the Company's executive officers.

                     VII. OTHER FUNCTIONS OF THE COMMITTEE

    7.1. Where appropriate, in its discretion, the Committee may request the independent accountants, counsel, or others to perform special or supplementary investigations or reviews of any control areas not required for audit purposes, and any areas of possible improprieties.

    7.3. The Committee shall review this Charter at least annually and recommend to the Board of Directors any appropriate modification or amendment.

                        GARAN, INCORPORATED

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             MARCH 2, 2001

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints SEYMOUR LICHTENSTEIN and MARVIN S. ROBINSON, or either of them, with power of substitution, as attorneys and proxies to appear and to vote all the shares of stock standing in the name of the undersigned at the Annual Meeting of Shareholders of GARAN, INCORPORATED to be held at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, on March 2, 2001 at 2:00 p.m., Eastern Standard Time, and at any and all adjournments thereof, as specified on the reverse.

___________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
        PROMPTLY IN THE ENCLOSED ENVELOPE.
___________________________________________________

_________________________________________________________________________

Please date and sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
____________________________________________________________________________

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

_________________________________      _______________________________
_________________________________      _______________________________
_________________________________      _______________________________

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------
            GARAN, INCORPORATED
-------------------------------------------



Mark box at right if an address change or comment has been noted on the reverse
side of this card.                                                          / /

CONTROL NUMBER:
RECORD DATE SHARES:






     Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


------------Shareholder sign here------------------Co-owner sign here-----------

DETACH CARD


1.   Election of Directors.                                      With-
     Nominees (for a term of three years each):                  hold
                                                        For All  From    For All
                                                       Nominees  All     Except
             (01) Rodney Faver                            / /      / /      / /
             (02) Frank Martucci                         / /      / /      / /
             (03) Perry Mullen                          / /      / /      / /

     Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                         For    Against  Abstain

2.   Ratification of selection of independent            / /      / /      / /
     certified public accountants for the
     fiscal year ending September 30, 2001.

3. In their discretion, the Proxies are authorized to vote upon any other business which may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED WITH RESPECT TO THE PROPOSALS REFERRED TO IN ITEMS 1 AND 2 ABOVE, BUT IN THE ABSENCE OF SUCH DIRECTION, EXCEPT
     FOR BROKER NON-VOTES, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR REFERRED TO IN ITEM 1 AND FOR THE PROPOSAL REFERRED TO IN ITEM 2.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 26, 2001.

                                                                     DETACH CARD